UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 15, 2012

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 15, 2012, the Board of Directors of Safeway Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each of its directors and executive officers. Pursuant to the Board authorization, the Company plans to enter into an Indemnification Agreement with each of its current directors and executive officers and with future directors and executive officers from time to time.

The Indemnification Agreement provides, among other things, that the Company will indemnify the director or executive officer (the “Indemnitee”) to the fullest extent permitted by law against all expenses and, in the case of proceedings other than those brought by or in the right of the Company, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on the Indemnitee's behalf in connection with proceedings in which the Indemnitee is involved by reason of any action taken or failure to act while serving as a director or officer of the Company, provided that the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company will also indemnify the Indemnitee to the fullest extent permitted by law against all expenses actually and reasonably incurred by or on the Indemnitee's behalf in connection with any such proceeding or defense, in whole or in part, to which the Indemnitee is a party or participant and in which the Indemnitee is successful.

In addition, and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by or on behalf of the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under applicable law, the Company's Certificate of Incorporation or By-Laws, a vote of stockholders or disinterested directors or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10(iii).1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Stockholders was held on May 15, 2012, at which the stockholders voted on proposals as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1. Election of Directors
Steven A. Burd	195,608,201	8,086,593	1,925,491	12,617,914
Janet E. Grove	201,804,809	1,620,705	2,194,770	12,617,914
Mohan Gyani	201,048,225	2,433,512	2,138,547	12,617,914
Frank C. Herringer	176,538,974	26,571,894	2,509,416	12,617,914
Kenneth W. Oder	176,686,297	26,692,684	2,241,304	12,617,914
T. Gary Rogers	200,367,642	2,855,188	2,397,390	12,617,914
Arun Sarin	201,921,382	1,291,887	2,407,016	12,617,914
Michael S. Shannon	175,205,141	27,903,540	2,511,604	12,617,914
William Y. Tauscher	201,063,059	2,209,227	2,347,999	12,617,914

Proposal 2. Non-binding Advisory Approval of the Company's Executive Compensation (“Say-on-Pay”)	103,423,946	100,267,386	1,928,953	12,617,914
Proposal 3. Re-Approval of the Amended and Restated Capital Performance Bonus Plan	196,437,511	6,901,076	2,281,698	12,617,914
Proposal 4. Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2012	211,780,283	4,293,335	2,164,580	—
Proposal 6. Stockholder Proposal regarding Accelerated Vesting of Equity Awards	84,956,464	118,521,220	2,142,601	12,617,914
Proposal 7. Stockholder Proposal regarding Succession Planning	59,852,490	143,079,851	2,687,943	12,617,914

A stockholder proposal requesting cumulative voting that appeared in our Proxy Statement was not properly brought before the meeting and therefore was not submitted to a vote of the stockholders.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10(iii).1	Form of Indemnification Agreement for Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

May 17, 2012	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit
No.

10(iii).1	Form of Indemnification Agreement for Directors and Executive Officers